INDUSTRIAL BUILDING LEASE
        1. BASIC TERMS. This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1. Effective Date of Lease: January 31, 2006

1.2. Landlord: First Industrial, LP, a Delaware limited partnership

1.3.Tenant: RB Distribution, Inc., a Pennsylvania corporation 1.4. Premises:
The land, together with the building and improvements thereon, commonly known as 3150 Barry Drive, Portland, TN and containing approximately 268,253 rentable square feet, as legally described on Exhibit A attached hereto (sometimes referenced herein as "Initial Premises" as context requires).

1.5.Lease Term: 10 years 0 months ("Term"), commencing March 1, 2006 subject to
Section 28.2 ("Commencement Date") and ending, unless terminated pursuant to
Section 25, renewed pursuant to Section 26, or extended pursuant to either
Section 5.2 or Section 27, on [February 28, 2016] ("Expiration Date"). Each twelve (12) month period of the Term beginning on the Commencement Date and ending on the date immediately preceding the first (1st) anniversary thereof, and each succeeding twelve (12) month period thereafter, is sometimes referred to herein as a "Lease Year", as context requires.

1.6. Permitted Uses: (See Section 4.1) Office, warehouse, manufacturing, light assembly and distribution.

1.7. Tenant's Guarantor: R & B, Inc.

1.8. Brokers: (See Section 23; if none, so state): (A) Tenant's Broker: None and (B) Landlord's Broker: Binswanger Southern (NC), Inc.

1.9.    Security/Damage Deposit: (See Section 4.3) None

1.10. Exhibits to Lease: The following exhibits are attached to and made a part of this Lease. (If none, so state): A (legal description); B (Tenant Operations Inquiry Form); C (Landlord's Work), D (Confirmation of Commencement Date), E (Broom Clean Condition and Repair
       Requirements); F (Signage); and G (Guaranty) 2. LEASE OF PREMISES; RENT.

         2.1. Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Landlord shall deliverthe Premises on the Commencement Date in "broom-clean" condition (as defined by Exhibit E, attached hereto and incorporated herein by reference).

        2.2. Types of Rental Payments. Tenant shall pay annual net base rent to Landlord, in advance, on the first day of each and every calendar month during the Term of this Lease (the "Base Rent") (excluding the first six months of the first Lease Year). The Annual Base Rent payable for the first Lease Year of this Lease shall be $308,491.00, payable in monthly installments of $51,415.17 in each of the last six months of the first Lease Year. The Annual Base Rent payable for the second Lease Year of this Lease shall be $629,321.64, payable in monthly installments of $52,443.47. Commencing the third Lease Year and for each succeeding Lease Year thereafter, including, if applicable, the period in which Base Rent is payable for the Initial Premises pursuant to
Section 27.12 hereof, the Base Rent payable for each succeeding Lease Year shall be the amount of Base Rent payable for the immediately preceding Lease Year multiplied by the "CPI Increase". The "CPI Increase" is the percentage increase during the preceding Lease Year in the "All Items" figures in the "Consumer Price Index - US Average" (1992-1994 = 100) of the Bureau of Labor Statistics of the United States Department of Commerce for the local most specifically encompassing the Premises; provided, however, in no year shall the CPI Increase exceed two percent (2%) of the Base Rent for the preceding Lease Year. If the Consumer Price Index published by the United States Department of Commerce is discontinued, and the parties hereto shall agree in good faith on a reasonable substitute.

Tenant shall also pay all Operating Expenses (defined below) and any other amounts owed by Tenant hereunder (collectively, "Additional Rent"). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 5 days of the date when due, a late charge in an amount equal to 5% of the then delinquent installment of Base Rent and/or Additional Rent (the "Late Charge"; the Late Charge, Default Interest, as defined in Section 22.3 below, Base Rent and Additional Rent shall collectively be referred to as "Rent"), shall be paid by Tenant to Landlord, c/o First Industrial, L.P., 75 Remittance Drive, Suite 1756, Chicago, IL 60675-1756, or if sent by overnight courier, First Industrial, LP, 350 North Orleans Street, Receipt & Dispatch, Suite 1756, Chicago, IL 60654-1756, (or such other entity designated as Landlord's management agent, if any, and if Landlord so appoints such a management agent, the "Agent"), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing.

        2.3. Covenants Concerning Rental Payments; Initial and Final Rent Payments. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff except as otherwise provided hereunder. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis (based on a 360 day, 12 month year) and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section
1.5 occurs.

        2.4. Net Lease. Any amount or obligation relating to the Premises that is not expressly declared (under this Lease) to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant, at Tenant's expense. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Base Rent and the Additional Rent shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected in all events, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

3. OPERATING EXPENSES.

        3.1. Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

                         3.1.1. Operating Expenses. The term "Operating
Expenses" shall mean all of the following: (i) all market-based premiums for commercial property, casualty, general liability, boiler, flood, earthquake,and all other types of insurance provided by Landlord and relating to the Premises, and all commercially reasonable administrative costs incurred in connectionwith the procurement and implementation of such insurance policies, deductibles paid by Landlord pursuant to insurance policies required to be maintained byLandlord under this Lease; provided that Landlord shall notify Tenant in writing of any increase in Operating Expenses; (ii) Taxes, as hereinafter defined in Section 3.1.2; (iii) dues, fees or other costs and expenses, of any nature, due and payable to any association or comparable entity to which Landlord, as owner of the Premises, is a member or otherwise belongs and that governs or controls any aspect of the ownership and operation of the Premises; provided, such dues,fees or other costs and expenses have been approved in advance and in writing by Tenant; and (iv) any real estate taxes and common area maintenance expenses levied against, or attributable to, the Premises under any declaration of covenants, conditions and restrictions, reciprocal easement agreement or comparable arrangement that encumbers and benefits the Premises and other real property (e.g. a business park). Only the Operating Expenses expressly referenced in this Section 3.1.1 shall be "Operating Expenses" payable byTenant to Landlord pursuant to Sections 3.2 and 3.3 below, and no other expenses or costs of operating or owning the Premises shall be considered "Operating Expenses" for purposes of Sections 3.2 and 3.3; provided however, that the foregoing provision shall not be in limitation of Tenant's obligations totimely and fully pay all other costs and expenses associated with the maintenance and repair of the Premises and Tenant's use and occupancy thereof as otherwise expressly provided in this Lease.

                         3.1.2. Taxes. The term "Taxes," as referred to in
Section 3.1.1(iii) above shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord's income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection withthe ownership, leasing, or operation of the Premises, or of the personal property and equipment located therein or used in connection therewith; provided however that for so long as and to the extent that the PILOT Arrangement as referenced in Section 28 below remains in effect, and Robertson County,Tennessee forebears from assessing ad valorem property taxes against the Premises and Landlord remits rent or similar payments to the County ("PILOT Lease Payments") in lieu thereof, then any and all such PILOT Lease Payments,which shall include but not necessarily be limited to, rent or lease payments remitted by Landlord to the C ounty pursuant to any lease of the Premises byLandlord from the County pursuant to the PILOT Arrangement, taxes on all estates arising out of this Lease, including taxes assessed against Landlord's leasehold interest or Tenant's leasehold interest, shall be considered "Taxes" for purposes of this Lease; and
(ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises, in an amount not to exceed the amount of any tax savings. The term "Taxes" shall not include: (a) any inheritance, estate, succession, transfer, gift,franchise, corporation, net income or profit tax that is or may be imposed upon Landlord; or (b) any transfer tax or recording charge resulting from a transfer of the Premises. For purposes hereof, Tenant shall be responsible for any Taxes that are due and payable at any time or from time to time during the Term and for any Taxes that are assessed, become a lien, or accrue during any Operating Year, which obligation shall su rvive the termination or expiration of this Lease for a period not to exceed twelve (12) months.

                         3.1.3. Operating Year. The term "Operating Year" shall
mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

        3.2. Payment of Operating Expenses. Tenant shall pay, as Additional Rent and in accordance with the requirements of Section 3.3, all of the Operating Expenses, as set forth in Section 3.3. Additional Rent commences to accrue upon the Commencement Date. The Operating Expenses payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term. The Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive for a period of twenty-four (24) months after the termination or expiration of the Lease.

                 3.3. Payment of Additional Rent. Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year. Upon Landlord's or Agent's notice to Tenant of such estimated amount (the "Estimated Operating Expenses Notice"), Tenant shall pay, on the first day of each month during that Operating Year, an amount(the "Estimated Additional Rent") equal to the estimate of the Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of the estimated amounts due from Tenant for that Operating Year). If the aggregate amount of Estimated Additional Rent actually paid by Tenantduring any Operating Year is less than Tenant's actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within 30 days of Landlord's written demand therefor. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year e xceeds Tenant's actual liability for such Operating Year, the excess shall be credited against the Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event thatsuch excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then-applicable excess promptly after determination thereof.

        Tenant shall have the right, at its sole cost and expense at reasonable times upon reasonable notice, to audit or have its appointed accountant or auditor audit or review the books and records of Landlord related to Operating Expenses provided that no such audit or review shall occur more frequently than once each calendar year. In the event Tenant's audit discloses any discrepancy, Landlord and Tenant shall use their bestefforts to resolve the dispute and make an appropriate adjustment, failing which, they shall submit any such dispute to arbitration pursuant to Section 24.15 below. The decision rendered in such arbitration shall be final, binding and non-appealable. The expenses of arbitration, other than individual legal and accounting expenses which shall be the respective parties' responsibility, shall be divided equally between the parties. In the event, by agreement or as a result of an arbitration decision, it is determined that there was a miscalculation of Tenant's share of Operating Exp enses claimed by the Landlord by more than five percent (5%), the costs to Tenant of Tenant's audit or review (including legal and accounting costs) shall be reimbursed by Landlord,not to exceed $7,500.00. Any error discovered by such audit or review which is a recurring error shall also be corrected and any overpayment shall be promptly refunded.

        4. USE OF PREMISES AND COMMON AREAS; SECURITY DEPOSIT.

        4.1. Use of Premises. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.6 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises, in any manner that may (a) violate any Certificate of Occupancy for the Premises; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Premises (including, but not limited to, the structural elements of the Premises) or any equipment, facilities or systems therein; (c)constitute a violation of the laws and requirements of any public authority including but not limited to uses limited by the PILOT Arrangement or the requirements of insurance bodies or the rules and regulations of the Premises provided to Tenant in writing, including any covenant,condition or restriction affecting the Premises; or (d) exceed the l oad bearing capacity of the floor of the Premises. On or prior to the date hereof,Tenant has completed and delivered for the benefit of Landlord a "Tenant Operations Inquiry Form" in the form attached heretoas Exhibit B describing the nature of Tenant's proposed business operations at the Premises, which form is intended to, and shall be,relied upon by Landlord. From time to time during the Term (but no more often than once in anytwelve month period unless Tenant is in default hereunder or unless Tenant assigns this Lease or subleases all or any portion of the Premises, whether or not in accordance with Section 8), Tenant shall provide an updated and current Tenant Operations Inquiry Form upon Landlord's written request.

        4.2. Signage. Tenant shall not affix any sign of any size or character to any portion of the Premises, without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to the Premises caused by, or resulting from, such removal. 4.3. Intentionally Blank.

        5. CONDITION AND DELIVERY OF PREMISES.

        5.1. Condition of Premises. Tenant agrees that Tenant is familiar with the condition of the Premises, and Tenant hereby accepts the foregoing on an "AS-IS," "WHERE-IS" basis, except as is otherwise expressly and specifically described in Section 2.1 and on Exhibit C attached hereto and incorporated herein by this reference, it being understood that, if Landlord has agreed to perform any tenant improvements in or to the Premises in consideration of Tenant's entry into this Lease (collectively, "Landlord's Work"), all of Landlord's Work shall be described on Exhibit C. Tenant acknowledges that, except as otherwise provided herein, neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. Neither Landlord nor Agent shall be obligated to make any repairs, replacements or i mprovements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except as expressly and specifically set forth in this Lease,including, but not limited to, Exhibit C.

        5.2. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. The obligations of Tenant under the Lease shall not be affected thereby, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Lease Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. For the avoidance of doubt and notwithstanding any other provision of this Lease to the contrary, Tenant shall have no obligation to pay Rent under this Lease until Landlord has delivered possession of the Premises to Tenant.

        5.3.Memorandum of Commencement Date. Upon Landlord's delivery of possession, and as a condition precedent to such delivery, of the Premises to Tenant, and Tenant shall deliver to Landlord a Confirmation of Commencement Date in substantially the form attached hereto as Exhibit D.

        6. SUBORDINATION; ESTOPPEL CERTIFICATES; ATTORNMENT.

        6.1. Subordination and Attornment. This Tenant is and shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may hereafter be executed affecting the Premises and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Premises; (y) any ground leases or underlying leases for the benefit of the Premises; and (z) all or any portion of Landlord's interest or estate in any of said items. Tenant acknowledges that as of the date of execution of this Lease, title to the Premises is vested in the IDB (as defined in Section 28 below) and that certain financing documentation, held by and benefiting Landlord, or Landlord's affiliate, encumbers the Premises, all in connection with a prior PILOT program previously in place at the Premises. Landlord agrees that either (a) material matters of record evidencing or otherwise executed and recorded in connection with such prior PILOT program shall be proper ly released in connection with the implementation of the contemplated PILOT Arrangement or (b) otherwise modified and amended in connection with the contemplated PILOT Arrangement which modification or amendment shall be subject to Tenant's reasonable approval as a condition to its obligations hereunder. Landlord represents that the Premises is not subject to any ground lease, mortgage or similar encumbrance as of the Commencement Date, except in connection with any provisions of the PILOT program to which the Premises was subject. Tenant shall execute and deliver, within ten (10) days of Landlord's request, and in the form reasonably requested by Landlord (or its lender), any documents evidencing the subordination of this Lease provided that such lender provides commercially reasonable non-disturbance assurances to Tenant in connection with any request that this Lease be subordinated to any future mortgage or deed of trust.
Tenant hereby covenants and agrees that Tenant shall attorn to any successor to Lan dlord.

        6.2. Estoppel Certificate. Tenant agrees, from time to time and within 10 days after request by Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord. If Tenant fails to deliver such estoppel certificate within such ten (10) day period, Landlord may give written notice of such failure to Tenant and the failure by Tenant to timely execute and deliver such certificate within ten (10) days following its receipt of written notice of non-delivery from Landlord shall constitute a Default, as defined below.

        6.3. Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to Landlord's successor in interest ("Successor Landlord") with respect thereto and agrees to attorn to such successor.

        7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligationshereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord.

        8. ASSIGNMENT AND SUBLETTING. Tenant shall not (a) assign (whether directly or indirectly), in whole or in part, this Lease, or (b) allow this Lease to be assigned, in whole or in part, by operation of law or otherwise, including, without limitation, by transfer of a controlling interest (i.e. greater than a 50% interest) of stock, membership interests or partnership interests, or by merger or dissolution, which transfer of a controlling interest, merger or dissolution shall be deemed an assignment for purposes of this Lease, or (c) mortgage or pledge the Lease, or (d) sublet the Premises, in whole or in part, without (in the case of any or all of (a) through (d) above) the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant may, however, assign this Lease or sublease a portion of the Premises, without the prior written consent of Landlord, to (i) a wholly-owned subsidiary, affiliate, or parent company of Tenant or (ii) to a party to which it sells or assigns all or substantially all of its assets or stock, or with which it may be consolidated or merged,provided that such purchaser of Tenant's assets, stock, or successor by merger or consolidation shall have, as of the effective date of such deemed assignment, a credit rating and financial strength equal to or greater than that of Tenant as of the Commencement Date of this Lease, Tenant advises Landlord, in writing, in advance, and otherwise complies with thesucceeding provisions of this Section 8 and further provided that such merger, consolidation of transfer of assets or sale of stock is for a bona fide business purpose and not principally for the purpose of transferring Tenant's leasehold estate. In no event shall any assignment or sublease ever release Tenant or guarantor from any obligation or liability hereunder. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Regardless of whether or not an assignee or sublessee executes and delivers any documentation to Landlord pursuant to the preceding sentence, any assignee or sublesseeshall be deemed to have automatically attorned to Landlord in the event of any termination of this Lease. [If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant.] In the event of any assignment or sublease, and regardless of whether such assignment or sublease occurs pursuant to this Section 8, the Guaranty (as hereinafter defined) shall remain in full force a nd effect, the Guarantor's liability thereunder shall not be diminished, released or modified.

        9. COMPLIANCE WITH LAWS.
                 9.1. Compliance with Laws. Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local,state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, "Laws"), (a) pertaining to or arising out of Tenant's use and occupancy of the Premises and including but not limited to Laws of an environmental nature to the extent the application of same arises out of Tenant's use and occupancy of the Premises; (b) require the making of any structural, unforeseen or extraordinary changes to the extentthe application of same arises out of Tenant's use and occupancy of the Premises;and (c) involve a change of policy on the part of the body enacting the same, including, in all instances described in (a) through (c), but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). If any license or permit is required for the conduct of Tenant's business in the Premises,Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term. Tenantshall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof.

                 9.2. Hazardous Materials. If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in the Premises by, or as a result of any act or omission of, anyor all of Tenant and any or all of Tenant Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all Laws relating to Hazardous Materials, and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenantshall promptly provide Landlord or Agent with complete copies of allcommunications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in th e Premises or any portion of the Premises, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) Landlord, Agent and theirrespective agents and employees shall have the right upon reasonable concern of the presence of Hazardous Material to either or both (x) enter the Premises and (y) conduct appropriate tests, at Landlord's expense, for the purposes of ascertainingTenant's compliance with all applicable Laws or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of the Premises. This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant's sole expense, any release of Hazardous Materials to th e extent caused, contributed to,or created by any or all of (A) Tenant and (B) any or all of Tenant's officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives ("Tenant Parties") during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord's prior written consent; provided, however,that Tenant shall be entitled to respond (in a reasonably appropriate manner) immediately to an emergency without first obtaining such consent. All remediation shall be performed in strict compliance with Laws and to thereasonable satisfaction of Landlord. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord's written consent (which consent may be given or withheld in Landlord's sole, but reasonable, discretion) and affording Landlord the reasonable opportuni ty to participate in any such proceedings. As used herein, the term, "Hazardous Materials," shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant orcontaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Law. The undertakings, covenants and obligations imposed on Tenant under this Section 9.2 shall survive the termination or expiration of this Lease.

                Landlord represents and warrants that, as of the date of this Lease, Landlord has not disposed of Hazardous Materials on or under the Premises, and that, to the current, actual knowledge of Landlord, there are no Hazardous Materials or other environmental conditions on, under, about, or affecting the Premises in violation of applicable environmental Laws.The phrase "the current, actual knowledge of Landlord" shall mean and refer only to the current, actual knowledge of the officers, employees or agents of Landlord having direct, operational responsibility or involvement for or with the Property, with the express limitations and qualification that the knowledge of any contractor or consultant shall not be imputed to Landlord, and none of such officers, employees or agents has made any special investigation or inquiry,and none of such officers, employees or agents has any duty or obligation of diligent investigation or inquiry, or any other duty or obligation, to acquire or to attempt to acq uire information beyond or in addition to the current, actual knowledge of such persons. If (x) Hazardous Materials are first discovered in, at, on or under the Premises or the Property, (y) the existence thereof violates applicable environmental Laws and (z) the presence of such Hazardous Materials isnot the direct result of any act or omission of Tenant or its agents, employees, contractors, subtenants or invitees, but the presence of such Hazardous Materials materially and adversely affects Tenant's occupancy or use of the Premises, Landlord shall promptly take all actions, at its sole expense, as are necessary to remediate such Hazardous Materials in accordance with applicable environmental Laws.Actual or threatened action or litigation by any governmental authority is not a condition prerequisite to Landlord's obligations under this paragraph. Within thirty (30) days after notification from Tenant of the existence at the Premises or Property of Hazardous Materials that require remediation pursuant t o the immediately preceding sentence ("Required Remediation Hazardous Materials"),which notification is supported by reasonable documentation setting forth such presence or release of Hazardous Materials, and the violation of applicable environmental Laws, and after Landlord has been given areasonable period of time after receipt of such notice to conduct its own investigation to confirm such presence or release of Hazardous Materials, Landlord shall commence to remediate such Hazardous Materials (in accordance with, and as required by, applicable environmental
Laws) within one hundred twenty (120) days after the completion of Landlord's investigation and thereafter diligently prosecute such remediation to completion.If Landlord fails to timely commence such remediation (in accordance with, and as required by, applicable environmental Laws) or if Landlord commences such remediation and fails to diligently prosecute same until completion (in accordance with, and as required by, applicable environmental La ws), and such failure materially interferes with Tenant's use or occupancy of the Premises, then Tenant may terminate this Lease by written notice to Landlord, which notice shall be delivered to Landlord promptly after Tenant first discovers that Landlord has failed to comply with its foregoing obligations and at least ten (10) business days in advance of Tenant's anticipated termination date. Upon Tenant's delivery to Landlord of such termination notice, Landlord may, but shall not be obligated to, offer to provide to Tenant alternative, but substantively comparable, space located within a five (5) mile radius of the Premises, and in such event, Tenant agrees that it shall act in good faith to determine whether or not such alternatively proposed leased premises are acceptable; provided, however, that Tenant shall not be obligated to accept such alternative premises. Regardless of whether Landlord commences remediation pursuant to this paragraph, Base Rent and Additional Rent shall be equitably adjusted if and to the extent and during the period that all or some portion of the Premises is rendered untenantable for Tenant's business as a result of the presence of the Required Remediation Hazardous Materials. Notwithstanding anything herein to the contrary, if Landlord obtains a letter from all appropriate governmental authorities that no further remediation or other action is required with respect to the alleged existence of Hazardous Materials at the Property, then Landlord shall not be required to take any action under this grammatical paragraph.

        Landlord shall indemnify, defend and hold Tenant and their respective employees and agents harmless from and against any and all third-party claims, actions, damages, liability and expense (including all attorney's, consultant's and expert's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from Landlord's breach of its representations, warranties, covenants, undertakings, and obligations set forth in this Section 9.2, including, without limitation, any and all costs incurred by Tenant because of any investigation reasonably undertaken of the Premises or Property or any cleanup, removal or restoration of the Premises or building to remove or remediate Hazardous Material.

        10.INSURANCE.
                 10.1. Insurance to be Maintained by Landlord. Landlord shall maintain: (a) a commercial property insurance policy covering the Premises (at its full replacement cost), but excluding Tenant's personal property; (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Premises and otherwise resulting from any acts and operations of Landlord, its agents and employees;
(c) rent loss insurance; and (d)any other insurance coverage deemed appropriate by Landlord or required by Landlord's lender. All of the coverages described in
(a) through (d) shall be determined from time to time by Landlord, in its sole discretion; provided, that Landlord shall notify Tenant of any change in coverage. All insurance maintained by Landlord shall be in addition to and not in lieu of the insurance required to be maintained by the Tenant.

                 10.2. Insurance to be Maintained by Tenant. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance set forth below (collectively, "Tenant's Policies"). All Tenant's Policies shall (a) be issued by an insurance company with a Best's rating of A or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days' prior written notice shall have been given to Landlord, provided however that if Tenant's insurance does not provide for such 30 days' prior notice, then such notice requirement shall be satisfied by receipt of 30 days' prior written notice from Tenant to Landlord prior to any cancellation or material modification of such insurance; (c)provide for deductible amounts that are acceptable to Landlord (and its lender,if applicable); and (d) otherwise be in suc h form, and include such coverages, as Landlord may reasonably require. The Tenant's Policies described in (i) and (ii) below shall (1)provide coverage on an occurrence basis; (2) with respect to (i) only, name Landlord (and its lender, if applicable) as an additional insured; (3) provide coverage, to the extent insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision; (5) be primary with respect to vicarious liability imputed to the additional insured(s) for injuries or damages caused by Tenant (with the understandingthat the Landlord's general and excess liability policies are endorsed to provideexcess coverage where Landlord is added as an additional insured to Tenant's Policies; and(6) provide coverage with no exclusion for a pollution incident arising from a hostile fire. All Tenant's Policies (or, at Landlord's option, Certificates of Insurance and applicable endorsements, including, without limitation, an "Additional Insured Manag ers or Landlords of Premises" endorsement) shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord's notice addresses at least 30 days prior to the applicable expiration date of each Tenant's Policy. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may (i) order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent or (ii) impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant fails to comply with the foregoing obligation, in an amount equal to five percent (5%) of the Base Rent then in effect. Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Premises.

        Tenant shall purchase and maintain, throughout the Term, a Tenant's Policy(ies) of (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location; (ii) comprehensive automobile liability insurance covering Tenant against any personal injuries or deaths of persons and property damage based upon or arising out of the ownership, use, occupancy or maintenance of a motor vehicle at the Premises and all areas appurtenant thereto in the amount of not less than $1,000,000, combined single limit;(iii) commercial property insurance covering Tenant's personal property (at its full replacement cost); and (iv) workers' compensation insurance per the applicable state statutes covering all employees of Tenant; and if Tenant handles, stores or utilizes Hazardous Materials in its business operations, (v) pollution legal liability insurance.
                 10.3. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other's officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b)each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Landlord's or Tenant's commercial property, general liability, automobile liability or workers' compensation policies described above, This provision is intended to waive, fully and for the benefit of each party to this Lease, any and all rights and claims that might give rise to a right o f subrogation by any insurance carrier. Each party shall cause its respective insurance policy(ies)to be endorsed to evidence compliance with such waiver.
        11. ALTERATIONS. Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as "Alterations"), provided that Tenant first obtains the written consent of Landlord (such consent not to be unreasonably withheld or delayed); provided, however, that Landlord's consent shall not be required for the installation of Tenant's equipment or trade fixtures, including, without limitation, internal partitions, or for work which does not require the expenditure of more than $10,000.00. All of the following shall apply with respect to all Alterations: (a) the Alterations are non-structural and the structural integrity of the Premises shall not be affected; (b)the Alterations are to the interior of the Premises unless consented to by Landlord in accordance with this Section 11; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning ("HVAC"),sanitary and other service systems of the Premises shall not be affected and the usage of such systems by Tenant shall not be increased; and (d)Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations. Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant's expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) if Landlord's consent is required for the planned Alteration, submit to Landlord, for its written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it hasreceived Landlord's approval (if required); and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required in Section 10.2 above) and workers' compensation insurance. Such insurance policies shall satisfy the obligations imposed under
Section 10.2. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, Laws and requirements of public authorities, and with Landlord's reasonable rules and regulations or any other restrictions that Landlord may impose on the Alterations.Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Premises established by Landlord. With respect to any and all Alterations for which Landlord's consent is required, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, governmental permits and certificates and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. If Landlord's consent to any Alterations is required, and Landlord provides that consent, then at the time Landlord so consents, Landlord shall also advise Tenant whether or not Landlord shall require thatTenant remove such Alterations at the expiration or termination of this Lease. If Landlord requires Tenant to remove the Alterations, then, during the remainder of the Term, Tenant shall be responsible for the maintenance of appropriate commercial property insurance (pursuant to Section 10.2) therefor; however,if Landlord shall not require that Tenant remove the Alterations, such Alterations shall constitute Landlord's Property.
        12. LANDLORD'S AND TENANT'S PROPERTY. Except for Tenant's equipment and trade fixtures whether or not placed there by or at the expense of Tenant, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, shall become and remain a part of the Premises and shall be deemed the property of Landlord (the "Landlord's Property"), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless Landlord requires their removal (including, but not limited to, Alterations pursuant to Section 11). Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall also constitute Landlord's Property and shall not be removed by Tenant.] In no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent (which consent may be given or withheld in Landlord' s sole discretion): any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant's personal property and any Alterations that Landlord requires be removed pursuant to Section 11, and Tenant shall repair (to Landlord's reasonable satisfaction) any damage to the Premises resulting from either or both such installation and removal. Any other items of Tenant's personal property that remain in the Premises after the Expiration Date, or following an earlier termination date, may,at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord's soleand a bsolute discretion and without accountability, at Tenant's expense.
        13. REPAIRS AND MAINTENANCE.
                 13.1. Tenant Responsibilities. Tenant acknowledges that, with full awareness of its obligations under this Lease, Tenant has accepted the condition, state of repair and appearance of the Premises, subject to the other terms of this Lease.Except for events of damage, destruction or casualty to the Premises (as addressed in Section 18 below), or as otherwise provided herein, Tenant agrees that, at its sole expense, it shall put, keep and maintain the Premises, including any Alterations and any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto or thereon, in the same condition that exists on the Commencement Date (reasonable wear and tear excepted), and in a safe condition, repair and appearance (collectively, the "Required Condition") and shall make all repairs necessary therefor.Without limiting the foregoing, except for (i) any necessary replacement or repair of the roof of the Premises (it being understood that "replacement" for purposes o f this Section shall be deemed to mean any replacement of the building roof,and that "repair" for purposes of this Section shall be deemed to mean any maintenance, repairs and periodic replacement of portions of the roof necessitated by ordinary wear and tear and aging involving greater than 10% of the roof) and (ii) any necessary repairs to the floor of the building provided that (i) repairs to the subfloor are not occasioned by or resulting from undue stress upon the flooring arising out of Tenant's particular use of the Premises and (ii) repairs to the concrete surface result from inherent defects of such surface and donot result from ordinary wear and tear or Tenant's particular use of the Premises, in which event the cost of such repair shall be the responsibility of Tenant, or to the structural members of the building in which the Premises are located, including, without limitation,the building foundation and all load-bearing structures, supports, beams, joists, columns, and walls, which replacement or repair, respectively, for the foregoing items (i) and
(ii) shall be made by Landlord at Landlord's cost and not included as a part of Operating Expenses (unless such replacement or repair is occasioned by Tenant's negligence or intentional acts, in which case such repairs or replacements shall be made by Tenant at Tenant's expense). Tenant shall otherwise promptly make all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes, replacements and repairs of every kind and nature, and correct any patent or latent defects in the Premises, which may be required to put, keep and maintain the Premixes in the Required Condition. Tenant will keep the Premises orderly and reasonably free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants and conditions of any easement, restriction, covenant, declaration or maintenance agreement (collectively, "Easements") to which the Premises may in the future become subject pursuant to this Lease,whether or not such performance is required of Landlord under such Easements, including, without limitation, payment of all amounts due form Landlord or Tenant (whether as assessments, service fees or other charges) under such Easements. Tenant shall deliver to Landlord promptly, but in no event later than 5 business days after receipt thereof, copies of all written notices received from any party thereto regarding the non-compliance of the Premises or Landlord's or Tenant's performance of obligations under any Easements. Tenant shall, at its expenses, uses reasonable efforts to enforce compliance with any Easements benefiting the Premises by any other person or entity or property subject to such Easement. Except as expressly set forth herein, Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Premises, or any party thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen, or to maintain the Premi ses or any party thereof in any way or to correct any patent or latent defect therein.

                13.2. HVAC Maintenance Contract. Tenant shall also maintain, in full force and effect, a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises (the "HVAC Maintenance Contract"). The terms and provisions of any such HVAC Maintenance Contract shall require that the service provider maintain the Premises' HVAC system in accordance with the manufacturer'srecommendations and otherwise in accordance with normal, customary and reasonable practices in the geographic area in which the Premises is located and for HVAC systems comparable to the Premises' HVAC system. Within 30 days following the Commencement Date, Tenant shall procure and deliver to Landlord the HVAC Maintenance Contract. Thereafter, Tenant shall provide to Landlord a copy of renewals or replacements of such HVAC Maintenance Contract no later than 30 days prior to the then-applicable expiry date of the existing HVAC Maintenance Contract. If Tenant fails to timely deliver to Landlord the HVAC Maintenance Contract (or any applicable renewal or replacement thereof), then Landlord shall have the right to contract directly for the periodic maintenance of the HVAC systems in the Premises and to charge the cost thereof back to Tenant as Additional Rent.]

        14. UTILITIES. Tenant shall purchase all utility services and shall provide for scavenger, cleaning and extermination services.Tenant shall pay the utility charges for the Premises directly to the utility or municipality providing such service, all charges shall be paid by Tenant before they become delinquent.Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant's use of electrical energy in the Premises shall not, at any time,exceed the capacity of either or both of (x) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (y) the HVAC systems of the Premises.

        15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or
(ii) any other cause beyond Landlord's reasonable control; provided, however, except in the event of an emergency,any such discontinuance shall be undertaken only after reasonable prior written notice and in a manner to minimize interference with Tenant's operations.Further, it is also understood and agreed that Landlord orAgent shall have no liability or responsibility for a cessation of services to the Premises that occurs as a result of causes beyond Landlord's or Agent's reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises orany part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, including, but not limited to, the obligation to pay Rent; provided, however, that if any interruption of services persists for a period in excess of five(5) consecutive business days Tenant shall, as Tenant's sole remedy, be entitled to a proportionate abatement of Rent to the extent, if any, of any actual loss of use of the Premises by Tenant.

        16. LANDLORD'S RIGHTS. Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice (except in the event of emergency) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Premises or providers of capital to Landlord and its affiliates; and in connection with the foregoing, to install a sign at or on the Premises to advertise the Premises for lease or sale; during the period of six months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants. Additionally, Landlord and Agent shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent:(i) to have pass keys, access cards, or both, to the Premises; and (ii) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy atany time after Tenant vacates or abandons the Premises for more than 30 consecutive days or without notice to Landlord of Tenant's intention to reoccupy the Premises.

        17. NON-LIABILITY AND INDEMNIFICATION.

                 17.1. Non-Liability. Except with respect to Landlord's indemnity under Section 17.3,none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other persons in, upon or about the Premises, or caused by operations in construction of any public or quasi-public work, except as otherwise expressly provided in Section 17.3; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) for any defect in the Premises except as provided for herein; (d) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Premises, or from the pipes, appliances or plumbing work of the same, except as otherwise expressly provided in Section 17.3.
                 17.2. Tenant Indemnification. Except for the Landlord's negligence or willful misconduct, Tenant hereby indemnifies, defends, and holds Landlord, Agent, Landlord's members and their respective affiliates, owners, partners, members, directors, officers, agents and employees (collectively, "Landlord Indemnified Parties") harmless from and against any and all Losses (defined below) arising from or in connection with any or all of: (a) the conduct or management of the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and Tenant Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant has possession of, or is given access to the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant Parties; (c) any accident, injury or damage whatsoever occurring in, at or upon the Premises and caused by any or all of Tenant and Tenant Parties; (d) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (e) any actions necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding orother proceeding under the Bankruptcy Code; (f) the creation or existence of any Hazardous Materials in, at, on or under the Premises, if and to the extent brought to the Premises or caused by Tenant or any party within Tenant's control; and (g) any violation by any or all of Tenant and Tenant Parties ofany Law (collectively, "Tenant's Indemnified Matters"). In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant's Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below),shall resist and defend such action or proceeding by counsel selected by Tenant and reasonably satisfactory to Landlord.The term "Losses" shall mean all claims, demands, expenses, actions, judgmen ts, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including, without limitation, attorneys' and consultants' reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.The provisions of this
Section 17.2 shall survive the expiration or termination of this Lease.

                 17.3. Landlord Indemnification. Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all Losses actually suffered or incurred by Tenant as the result of any negligent, willful or intentional acts or omissions of any or all of Landlord, Agent and any parties within the control of either or both of Landlord and Agent. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant,whether under this
Section 17.3 or any other provision of this Lease, shall be limited to the interest of Landlord in the Premises, and Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment or award against Landlord,it being intended that Landlord shall not be personally liable for any judgment or deficiency. The provisions of this Section 17.3 shall survive the expiration or termination of this Lease.

                 17.4. Force Majeure. Neither the obligations of Tenant (except the obligation to pay Rent and the obligation to maintain insurance,and provide evidence thereof, in accordance with Section 10.2) nor those of Landlord shall be affected, impaired or excused,and neither Landlord nor Tenant shall have any liability whatsoever to the other, with respect to any act, event or circumstance arising out of either or both (a) Landlord's or Tenant's, as the case may be, failure to fulfill, or delay in fulfilling any of its obligations under this Lease (except, with respect to Tenant,the obligation to pay Rent and the obligation to maintain insurance, and provide evidence thereof, in accordance with Section 10.2) by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord's or Tenant's, as the case may be, reasonable control; or (b) any failure or defec t in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Premises, beyond Landlord's or Tenant's, as the case may be, reasonable control.

        18. DAMAGE OR DESTRUCTION.

                 18.1. Notification and Repair; Rent Abatement. Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises, and (b) any damage to, or defect in, any part or appurtenance of the Premises' sanitary, electrical, HVAC, elevator or other systems. In the event that,as a result of Tenant's failure to promptly notify Landlord pursuant to the preceding sentence, Landlord's insurance coverage is compromised or adversely affected, then Tenant is and shall be responsible for the payment to Landlord of any insurance proceeds that Landlord's insurer fails or refuses to pay to Landlord as a result of the delayed notification. Subject to the provisions of Section 18.2 below, if the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Premises (except Tenant's personal property) with reasonable dispatch after the adjustment of the insurance proceeds attributable to such dama ge. Landlord (or Agent, as the case may be)shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days. If the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of thePremises by Tenant.
                 18.2. Total Destruction. If the Premises shall be totally destroyed by fire or other casualty, or if the Premises shall be so damaged by fire or other casualty that(in the reasonable opinion of a reputable contractor or architect designated by Landlord): (i) its repair or restoration requires more than 180 days or (ii) such repair or restoration requires the expenditure of more than 50% of the full insurable value of the Premises immediately prior to the casualty, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises by Landlord. Additionally, if the damage (x) is less than the amount stated in (ii) above, but more than 10% of the full insurable value of the Premises; and (y) occurs during the last 18 months of Lease Term, subject to Tenant exe rcising its renewal option to extend the Term, then Landlord,but not Tenant,shall have the option to terminate this Lease pursuant to the notice and within the time period established pursuant to the immediately preceding sentence. In the event of a termination pursuant to either of the preceding two
(2) sentences, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence. If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect and Landlord shall commenceand diligently proceed with any necessary repairs or restoration of the Premises. Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Premises or landlord pursuant to a ground lease encumbering the Premises (collectively, "Superior Parties") or other party entitled to the insurance proceeds fails t o make such proceeds available to Landlord in an amount sufficient for restoration of the Premises, or (B) the issuer of any commercial property insurance policies on the Premises fails to make available to Landlord sufficient proceeds for restoration of the Premises, then Landlord may, at Landlord's sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord's election to terminate this Lease.Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration. For purposes of this
Section 18.2 only, "full insurable value" shall mean replacement cost, less the cost of footings, foundations and othe r structures below grade.

        19. EMINENT DOMAIN. If the whole, or any substantial (as reasonably determined by Landlord) portion, of the Premises is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs. If less than a substantial portion of the Premises is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Premises affected),this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant. Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of a ny unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its personal property, shall be the property of Tenant.
        20. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the
Premises: (a) Tenant shall quit and surrender the Premises to Landlord "broom-clean" (as defined by Exhibit E, attached hereto and incorporated herein by reference), and in a condition that would reasonably be expected with normal and customary use in accordance with prudent operating practices and in accordance with the covenants and requirements imposed under this Lease,subject only to ordinary wear and tear(as is attributable to deterioration by reason of time and use, in spite of Tenant's reasonable care) and such damage or destruction as Landlord is required to repair or restore under this Lease; (b) Tenant shall remove all of Tenant's personal property therefrom, except as otherwise expressly provided in this Lease; and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premi ses. Landlord shall be permitted to inspect the Premises in order to verify compliance with this Section 20 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease. If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant's right to possession: (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay [125% vs. 150%] of the aggregate of all Rent last prevailing hereunder, and also shall pay all actual damages sustained by Landlord, directly by reason of Tenant's remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days' prior written notice given by the terminating party to the non-terminating party. The provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

        21. EVENTS OF DEFAULT.

                 21.1. Bankruptcy of Tenant. It shall be a default by Tenant under this Lease ("Default" or "Event of Default") if either or both of Guarantor (defined in Section 1.7) and Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law, or an involuntary petition is filed against either or both of Tenant andGuarantor, as the case may be under any state or federal bankruptcy (including the United States Bankruptcy Code) or insolvency law that is not dismissed within 90 days after filing, or whenever a receiver of either or both of Tenant and Guarantor, as the case may be, or of, or for, the property of either or both of Tenant and Guarantor, as the case may be shall be appointed, or either or both of Tenant and Guarantor, as the case may be admits it is insolvent or is not able to pay its debts as they mature.

                 21.2. Default Provisions. In addition to any Default arising under Section 21.1 above, each of the following shall constitute a Default:(a) ifTenant fails to pay Rent or any other payment when due hereunder within five daysafter written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall,on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Renton the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a five day period in which to cure any such failure; (b) if Tenant fails,whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord's delivery to Tenant of written notice of such default under this Section 21.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then Landlord shall not exercise its remedies under Section 22 unless such default remains uncured for more than 60 days after the initial delivery of Landlord's original default notice; and, at Landlord's election, (c) if Tenant abandons the Premises during the Term, (d) the guarantor set forth in Section 1.7 of this Lease ("Guarantor") under that certain Guaranty, dated of even date herewith and attached to, and hereby made a part of this Lease, as Exhibit G (the "Guaranty"), breaches, defaults under, or fails to comply with any or all of the requirements of the Guaranty. In connection with any default notice given pursuant to Sub-Section (b) above, Landlord agrees, in connection with any attempt of Tenant to cure any default referenced in such notice,to reasonably respond to any inquiries or reasonable requests for clarification concerning any such default or curative action required by Landlord provided that such obligation ofreasonable responsiveness and any actual response undertaken by Landlord shall not constitute a waiver under any provision of law or equity of any of Landlord's rights or remedies held by Landlord under this Lease or at law.

        22. RIGHTS AND REMEDIES.

                 22.1. Landlord's Cure Rights Upon Default of Tenant. If a Default occurs, then Landlord may(but shall not be obligated to) cure or remedy the Default for the account of, and at the expense of, Tenant, but without waiving such Default.

                 22.2. Landlord's Remedies. In the event of any Default by Tenant under this Lease, Landlord, at its option, may, in addition to any and all other rights and remedies provided in this Lease or otherwise at law or in equity do or perform any or all of the following:

                        22.2.1. Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event, Landlord shall be entitled to recover from Tenant all of: (i) the unpaid Rent that is accrued and unpaid as of the date on which this Lease is terminated;
(ii) the worth, at the time of award, of the amount by which (x)the unpaid Rent that would otherwise be due and payable under this Lease (had this Lease not been terminated) for the period of time from the date on which this Lease is terminated through the Expiration Date exceeds (y) the amount of such rental loss that the Tenant proves could have been reasonably avoided; and (iii) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by the Tenant'sfailure to perform its obligations under this Lease or which, in the ordinary course of events, would be likely to result therefrom, in cluding but not limited to, the cost of recovering possession of the Premises, actual expenses of reletting, including actual renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term (as of the date on which this Lease is terminated). The worth, at the time of award, of the amount referred to in provision (ii) of the immediately preceding sentence shall be computed by discounting such amount at the current yield, as of the date on which this Lease is terminated under this Section 22.2.1, on United States Treasury Bills having a maturity date closest to the stated Expiration Date of this Lease, plus one percent per annum. Landlord shall comply with any requirement of applicable law to mitigate its damages. Efforts by Landlord to mitigate damages caused by Tenant's Default shall not waive Landlord's right to recover damages under this Section 22.2. If this Lease is terminat ed through any unlawful entry and detainer action, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable in such action, or Landlord may reserve the right to recover all or any part of such Rent and damages in a separate suit; or

        22.2.2. Continue the Lease and either (a) continue Tenant's right to possession or (b) terminate Tenant's right to possession and in the case of either (a) or (b), recover the Rent as it becomes due. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord's interests shall not constitute a termination of the Tenant's right to possession; or

        22.2.3. Pursue any other remedy now or hereafter available under the laws of the state in which the Premises are located. Any and all personal property of Tenant that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property of Tenant so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not removed from the Premises as of theExpiration Date or any other earlier date on which this Lease is terminated shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant. Neither expiration or termination of this Lease nor the termination of Tenant's right to possession shall relieve Tenant from its liabi lity under the indemnity provisions of this Lease.

                 22.3. Additional Rights of Landlord. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if delinquent or not paid by Tenant and received by Landlord when due hereunder, shall bear interest at the rate of5% per annum above the "prime" or "reference" or "base" rate (on a per annum basis) of interest publicly announced as such, from time to time, by the JPMorgan Chase Bank, or its successor ("Default Interest"), from the due date thereof until paid,and such interest shall be and constitute Additional Rent and be due and payable upon Landlord's or Agent's submission of an invoice therefor.The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by la w.
                 22.4. Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein,Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization,composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) "adequate assurance of future performance" by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment,and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6)of the Bankruptcy Code; and (d)if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent(including Base Rent, Additional Rent and other amounts hereunder),shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

        23. BROKER. Tenant covenants, warrants and represents that the broker set forth in Section 1.7(A) was the only broker to represent Tenant in the negotiation of this Lease ("Tenant's Broker"). Landlord covenants, warrants and represents that the broker set forth in Section 1.7(B) was the only broker to represent Landlord in the negotiation of this Lease ("Landlord's Broker"). Landlord shall be solely responsible for paying the commission of both Tenant's Broker and Landlord's Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder's fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

        24. MISCELLANEOUS.

        24.1. Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

        24.2. Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if (a) personally delivered, or (b) if sent by Federal Express or other comparable commercial overnight delivery service, or (c) sent by certified mail, return receipt requested and postage prepaid addressed (in the case of any or all of (a), (b) and (c) above) to the other party at the addresses set forth below each party's respective signature block (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made (i) on the day so delivered or ii) in the case of overnight courier delivery on the first business day after having been deposited with the courier service, and (iii) in the case of certified mail, on the third (3rd) business day after deposit with the U.S. Postal Service.

        24.3. Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.
The receipt and acceptance by Landlord or Agent of Base Rent or Additional
Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach. 24.4. Legal Costs. Any party in breach or default under this Lease (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord's attorneys' reasonable fees incurred in connection with Tenant's request for Landlord's consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

        24.5. Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord's ownership interest in the Premises. In the event of such conveyance and transfer, Landlord's obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

        24.6. Recordation of Lease. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state.

        24.7. Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the co ntext may require. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

        24.8. Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Premises is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

        24.9. Authority of Tenant. Tenant and the person(s) executing this Lease on behalf of Tenant hereby represent, warrant, and covenant with and to Landlord as follows: the individual(s) acting as signatory on behalf of Tenant is(are) duly authorized to execute this Lease; Tenant has procured (whether from its members, partners or board of directors, as the case may be), the requisite authority to enter into this Lease; this Lease is and shall be fully and completely binding upon Tenant; and Tenant shall timely and completely perform all of its obligations hereunder.

        24.10. WAIVER OF TRIAL BY JURY. THE
                 LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES. 24.11. Subordination of Landlord'sLien. Upon request from Tenant's lender, Landlord shall subordinate Landlord's rights to distrain upon or secure a lien against Tenant's personalproperty in or upon the Premises by a written agreement reasonably acceptable to Landlord and Tenant in form and substance.

         24.12. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease.This Lease is not effective until execution by and delivery to both Landlord and Tenant.

         24.13. Lien Prohibition. Tenant shall not permit any mechanics or materialmen's liens to attach to the Premises. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within 30 days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant's sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance. In the event Tenant has not so performed,Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with Default Interest thereon,which expense s shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises.
                 24.14. Counterparts. This Lease may be executed in multiple counterparts, but all such counterparts shall together constitute a single, complete and fully-executed document. 25. OPTION TO TERMINATE. Tenant shall have the option to terminate this Lease (the "Termination Option") upon the following terms and conditions.

      25.1. Early Termination Date. If Tenant timely and properly exercises the Termination Option and otherwise fully complies with the requirements of this
Section 25, Tenant may terminate this Lease effective that date which is at the end of the 84th month after the month in which the Commencement Date occurs(the "Early Termination Date").

25.2. Notice. The Termination Option shall be exercised, if at all, by Tenant's delivery of a written notice ("Termination Notice") delivered to Landlord no later than six (6) months prior to the Early Termination Date.

25.3. Termination Fee. On or before the Early Termination
Date, Tenant shall have paid to the Landlord in good funds, a termination fee (the "Termination Fee") in cash in an amount equal to $365,000.

25.4. Other Conditions to Exercise of Termination Option.Subject to other terms and conditions of this Section 25, to exercise the Termination Option, (a) at the time of Tenant's delivery to Landlord of Tenant's Termination Notice, and
(b) on the Early Termination Date, there shall be no Default under this Lease (or event which with the passage of time or the giving of notice,or both, would constitute a Default under this Lease); provided, however, that Landlord will have the right, in its sole discretion, to waive any such condition regarding such Default. A termination of this Lease in accordance with this Section does not affect any rights of Landlord against Tenant for any uncured Defaults existing at the time of such termination.

25.5. Failure to Comply. In the event that Tenant fails to satisfy the conditions enumerated above, Tenant's right to exercise the Termination Option shall automatically and irrevocably be rendered null and void.

25.6. Termination of Option. In the event Tenant exercises the Expansion Option by the giving of the Expansion Notice, as more particularly referenced in Section 27 below, the Termination Option contained in thisSection 25 shall be unconditionally waived by Tenant and deemed to be of no further force or effect.

26. OPTION TO RENEW.

26.1    Option.   Tenant shall have the option ("Renewal Option") to renew this
 Lease for two (2) additional terms of five (5) years each ("Renewal Term(s)"), all on the same terms and conditions set forth in this Lease except that the
Base Rent during the Renewal Term shall be equal to Fair Market Rent (as defined in Section 26.2 below). Tenant shall deliver notice to Landlord of Tenant's election to exercise each Renewal Option ("Renewal Notice"), not more than eighteen (18) months and not less than six (6) months prior to the Expiration Date of the Term or the first Renewal Term, as the case may be, and if Tenant fails to timely deliver the Renewal Notice to the Landlord or otherwise fails to strictly comply with the procedures set forth herein for exercise of the Renewal Option, Tenant shall automatically be deemed to have irrevocably waived and relinquished the Renewal Option.

26.2. Base Rent. The Base Rent for the applicable Renewal Term shall be equalto the then "Fair Market Rent" for general purpose warehouse space in the Nashville, Tennessee metropolitan area immediately prior to the expiration of the Initial Term or First Renewal Term, as applicable. If Landlord and Tenant are not able to agree on the Fair Market Rent forthe Renewal Term within thirty
(30) days after Landlord's receipt of the Renewal Notice, then such Base Rent shall be determined as follows. Landlord and Tenant shall each select an appraiser with at least ten years experiencein office/warehouse projects in the Nashville, Tennessee geographic area. If the two appraisers are unable to agree upon the applicable Base Rent amount within ten (10) business days after their selection, they shall select a similarly qualifiedthird appraiser (the "Neutral Appraiser"). Within twenty (20) business days after selection of the Neutral Appraiser, the three appraisers shall simultaneously exchange determinations of Fair Market Rent. If the lowest appraisal is not less than ninety percent (90%) of the highest appraisal, then the three appraisals shall be averaged and the result shall be the Fair Market Rent. If the lowest appraisal is less than ninety percent (90%) of the highest appraisal, then the Fair Market Rent shall be the average of the two appraisals that are closest in dollar amount.

26.3. Renewal Option Conditions and Limitations. In addition to the foregoing, the Renewal Option is granted subject to all of the following conditions:

        (a) As of the date on which Tenant delivers its Renewal Notice and continuing through the Commencement Date of the Renewal Term, this Lease shall be in full force and effect and no act or omission shall occur which, with the giving of notice of the passage of time, or both, shall constitute a breach or Default by Tenant under this Lease. (b) There shall be no further right of renewal after the expiration of the Renewal Term. (c) The Renewal Option is personal to Tenant. In the event that Tenant assigns its interest under this Lease or subleases all or any portion of the Premises, whether or not in accordance with the requirements of Section 8 above, and whether directly or indirectly, the provisions of this Section 26 shall not be available to or run to the benefit of, and may not be exercised by, any assignee or sublessee.

26.4. Other Rights/Obligations.Tenant shall have no further or additional right to extend the Term of this Lease. Landlord shall have no obligation to make improvements, decorations,repairs, alterations or additions to the Premises as a condition to any Renewal Term or to Tenants obligation to pay Rent for any Renewal Term.

27. EXPANSION OPTION.

27.1. Option. Provided that no Default has occurred or is continuing hereunder as of the date it delivers the Expansion Notice (defined below) or at any time prior to the commencement of construction of the Expansion Premises (defined below), Tenant shall have the option (the "Expansion Option"), in its sole discretion, subject to the terms stated below, to cause Landlord to expand the Building by a maximum of 150,000 square feet (but in no event more than the maximum square feet then permitted as a matter of right under zoning or other applicable laws) ("Expansion Premises"), by delivery of written notice to Landlord (an "Expansion Notice") at any time and after the Commencement Date hereof, which Expansion Option shall be governed by, and subject to,all of the terms and conditions of this Section 27.

27.2. Option Exercise; Preliminary Plans. In the event that Tenant wishes to exercise the Expansion Option, Tenant shall deliver an Expansion Notice to Landlord, which Expansion Notice shall be accompanied by Tenant'squarterly and annual financial statements, prepared in accordance with generally accepted accounting principles and certified by the chief financial officer of Tenant and as being complete and accurate in all material respects, for the most recently completed (as of the date of the Expansion Notice) calendar year and calendar quarter (the "Financials"). Tenant shall deliver any Expansion Notice not later than thirty (30) days following the date of the last published Financials and in the event Tenant's Financials ever cease being publicly available, such Expansion Notice shall be delivered not later than thirty (30) days following the date of the Financials provided to Tenant and further such Financials shall include Tenant's balance sheet, cash flow statement, income statement and statement of changes in shareholder's equity. In the event that Tenant timely delivers an Expansion Notice to Landlord, Landlord and Tenant shall act reasonably and ingood faith within the time frame set forth below to prepare and agree upon: (i) preliminary plans, drawings and specifications for the Expansion Premises (of a square footage as specified in the Expansion Notice, but in no event larger than the maximum square feet permitted as a matter of right under zoning or other applicable laws) on the Property, prepared by an AIAcertified architect at Landlord's discretion and sufficient, in scope and detail,to enable Landlord to evaluate fully the feasibility, cost and time frame for the construction, ownership and leasing of the Expansion Premises (as the same may be modified in accordance herewith, the "Preliminary Expansion Plans"); (ii) a reasonably detailed preliminary budget ("Preliminary Budget") for the construction of the Expansion Premises in accordance with the Preliminary Expansion Plans; and (iii) a reasonably detailed schedule ("Preliminary Schedule") for the construction of the Expansion Premises in accordance with the Preliminary Expansion Plans. Tenant shall be responsible for the cost of the Preliminary Expansion Plans and shall promptly pay Landlord, as Additional Rent, for any and all reasonable costs incurred by Landlord to prepare and review any and all of the items described in (i) through (iii) above.

27.3. Expansion Premises; Approval of Financials and Preliminary Expansion Plans. The Expansion Premises as depicted in the Preliminary Expansion Plans shall be compatible, in Landlord's sole determination, as to design, location, configuration and aesthetics, with the Building; and shall conform to all then-applicable zoning, building, fire, safety and other statutes, ordinances, codes, regulations and laws. The Financials shall be subject to Landlord's approval, such approval not to be unreasonably denied, withheld or delayed; provided, however, that the Financials shall be deemed approved if such Financials show that Tenant's financial condition is the same or better then its financial condition as reflected by its Financials as of the close of Tenant's fiscal year immediately preceding the Commencement Date or as of the most recently completed calendar quarter, whichever is more recent. Landlord shall notify Tenant in writing of Landlord's approval or disapproval of the Financials within thirty (30) days after receipt of the Expansion Notice and the Financials. In the event that either (i) Landlord disapproves the Financials; or (ii) Landlord and Tenant fail to agree upon all of the Preliminary Expansion Plans, the Preliminary Budget and Preliminary Schedule within sixty (60) days after delivery of the Expansion Notice, then, the then-applicable Expansion Notice shall automatically be deemed withdrawn, and rendered null and void; provided, however,that Tenant may subsequently deliver an Expansion Notice if Tenant later desires to once again attempt to exercise the Expansion Option, in which case the terms and conditions of this Section
 27.3 shall again apply. Additionally, in either case described in clause (i)or clause (ii) above, Tenant shall pay to Landlord, promptly following demand, an amount equal to all costs and expenses reasonably paid or incurred by Landlord in connection with Tenant's attempted exercise of the Expansion Option, including, without limitation, fees of architects, engineers , accountants and consultants involved in Landlord's review of the Preliminary Expansion Plans and/or the Financials.

27.4. Final Plans. Within thirty (30) days after any approval by both Landlord and Tenant of the Preliminary Expansion Plans, the Preliminary Budget and the Preliminary Schedule pursuant to Section 27.3, Landlord shall cause to be prepared: (i) final plans, drawings and specifications for the Expansion Premises (the "Final Expansion Plans") prepared, based on and in substantial accordance with the Preliminary Expansion Plans, and designating any items required to be constructed or installed by Tenant at its own cost and expense ("Tenant's Work"); (ii) a comprehensive budget for the construction of the Expansion Premises (the "Expansion Budget"); and (iii)a comprehensive schedule for the Construction of the Expansion Premises (the "Expansion Schedule"; the Final Expansion Plans, the Expansion Budget and the Expansion Schedule being referred to herein collectively as the "Expansion Documents"). Landlord shall, within said thirty (30) day period, deliver the Expansion Documents to Tenant for its approval, which approval shall not be unreasonably withheld. Tenant shall notify Landlord, in writing, of Tenant's approval or disapproval of the Expansion Documents within thirty (30) days after Tenant's receipt thereof. If Tenant disapproves any of the Expansion Documents,or any modification thereof, Landlord shall cause thesame to be modified in such respects as Landlord deems appropriate and resubmitted to Tenant within fifteen (15)days after receipt of Tenant's notice of disapproval. In the event that Tenant,acting reasonably and in good faith, fails to approve all of the Expansion Documents within one hundred eighty (180) days after delivery of the Expansion Notice, then the Expansion Notice shall automatically be deemed withdrawn,and rendered null and void and Tenant shall pay to Landlord as Additional Rent, promptly following demand, an amount equal to all costs and expenses reasonably paid or incurred by Landlord in connection with Tenant's exercise of the Expansion Option, including, without limitati on, fees of architects, engineers and consultants involved in Landlord's review and approval of the Preliminary Expansion Plans, preparation of the Expansion Documents,the costs associated with preparing and negotiating the Amendment Terms, and any option or similar fees; provided, however, that Tenant may later deliver an Expansion Notice if Tenant later desires to attempt to exercise the Expansion Option, in which case the terms and conditions of this Section shall again apply. The Expansion Documents, if approved by Tenant, will supercede the Preliminary Expansion Plans.

27.5 Changes to Expansion Documents. After Tenant's approval, no significant changes, modifications or alterations may be made without the prior written consent of both Landlord and Tenant; provided, however, if any changes are required (i) by any governmental agency having jurisdiction over the property,
(ii) as a result of field conditions which cannot be reasonably avoided, or
(iii) to substitute reasonably equivalent materials to avoid unanticipated delays, strikes or shortages, the Landlord will be authorized to make such changes at Tenant's sole cost and expense and will provide written notice to Tenant.

27.6 Punch List. Not less than ten (10) days prior to the anticipated Expansion Premises Occupancy Date, based upon Landlord's good faith determination, Landlord will notify Tenant in writing of such termination, and a date on which Landlord and Tenant (or their respective representatives) will meet to inspect the Expansion Premises. Within two (2) business days after that inspection Landlord and Tenant, acting reasonably and in good faith, will develop a "punch list" of any Expansion Premises improvement items which were not properly completed or in need of repair. Landlord will complete (or repair, as the case may be), the items listed on the punch list with commercially reasonable diligence and speed. If Tenant does not inspect the Expansion Premises with Landlord as reasonably requested by Landlord, Tenant will be deemed to have accepted the Expansion Premises as delivered.

27.7. Construction of Expansion
Premises. Subject to the terms and conditions of this Section 27 following approval of the Expansion Documents by Tenant pursuant to Section 27.6 hereof and the execution of an Expansion Amendment (as defined below), Landlord shall construct the Expansion Premises. 27.8. Expansion Lease. Tenant's lease of the Expansion Premises shall be on all of the same terms and conditions as are set forth in the Lease, except as otherwise expressly described in this Section

27.8. Within ten (10) days following Tenant's approval of the Expansion Documents,but prior to Landlord's commencement of construction of the Expansion Premises, Landlord and Tenant shall each act promptly, reasonably and in good faith to negotiate and enter into an amendment to the Lease (the "Expansion Amendment") with respect to the construction and leasing of the Expansion Premises, as reflected in the Expansion Documents which Expansion Amendment shall incorporate the Expansion Documents for the then applicable Expansion. If Tenant, acting reasonably and in good faith,fails to execute and enter into the Expansion Amendment within thirty (30) days following Tenant's approval of the Expansion Documents, then the then-applicable Expansion Notice shall automatically be deemed withdrawn, and rendered null a nd void and Tenant shall pay to Landlord as Additional Rent, promptly following demand, an amount equal to all costs and expenses reasonably paid or incurred by Landlord in connection with Tenant's exercise of the Expansion Option, including, without limitation, fees of architects, engineers and consultants involved in Landlord's review and approval of the Preliminary Expansion Plans,the costs associated with preparing and negotiating the Expansion Amendment, and preparation of the Expansion Documents, and any option or similar fees.; provided, however, that Tenant may later deliver an Expansion Notice if Tenant later desires to attemptto exercise the Expansion Option, in which case the terms and conditions of this Section
27.8 shall again apply.The Expansion Amendment shall add the Expansion Premises to the definition of the Premises. Tenant shall lease the then applicable Expansion Premises for a term of ten (10) years ("Expansion Premises Term") commencing on the "Expansion Premises Occupancy Date" (defined below) and terminating on the day immediately preceding the tenth (10th) anniversary thereof ("Expansion Premises Term Expiration Date"). The Expansion Premises Occupancy Date means either (a) the date a Certificate of Occupancy (or all approvals required by the issuance thereof since the Tenant can legally occupy the Expansion Premises prior to the issuance ofthe Certificate of Occupancy) is obtained for the Expansion Premises or (b) if a Certificate of Occupancy is not required as condition to Tenant's lawful occupancy of the Expansion Premises, the date that the Expansion Premises are substantially completed (subject to punch list items), as confirmed in writing by Landlord's architects); provided that if either (a) or (b) is delayed o r prevented because of work Tenant is responsible for performing in the Expansion Premises, "Expansion Premises Occupancy Date" means the date that all work to be performed by Landlord pursuant to the Expansion Documents which is necessary for either (a) or (b)to occur has been performed(subject to punch list items) and Landlord has made the Expansion Premises available to Tenant. Effective the Expansion Premises Occupancy Date the initial Term of this Lease (the term applicable to the Initial Premises) shall be extended to expire on the Expansion Premises Term Expiration Date, and the Renewal Options shall continue to apply to thePremises and the Expansion Premises from and after the Extended Initial TerminationDate.

27.9 Assignment. The rights under this Section shall be assignable to any Assignee in connection with any assignment of this Lease pursuant to the provisions of Section 8 above; provided however in connection with an assignment to a subsidiary, affiliate or parent company of Tenant pursuant to Sub-Part (i) of Section 8 or in the case of a deemed assignment resulting from a sale or assignment of assets or stock , or merger, pursuant to Sub-Part (ii), Landlord's standard of review of such Assignee's Financials in connection with such Assignee's exercise of rights pursuant to this Section 27 shall be consistent with the provisions of Section 27.3, and Landlord's standard of review of such Assignee's Financials in connection with any other assignment of this Lease shall be within Landlord's sole and absolute discretion, exercised in good faith.

27.10. Limitations. Notwithstanding anything to the contrary in this Lease, (a) Tenant may deliver an Expansion Notice no more frequently than once in a twelve
(12) month period (prior to the expiration date of the Expansion Option) and(b) the minimum size of the Expansion Premises to be constructed in connection with the first exercise of the Expansion Option that actually results in the expansion of the Building and the execution of the Expansion Amendment by Landlord and Tenant (the "Initial Expansion") shall be not less than 75,000 square feet, provided that a lesser square footage shall be permitted if 75,000 square feet would be prohibited under zoning or other applicable laws. Tenant may thereafter exercise the Expansion Option on subsequent occasions following completion the Initial Expansion provided that all of the following conditions are satisfied: (i) Tenant complies with all of the requirements contained in this Section 27, and any other applicable terms of the Lease; (ii)the Expansion P remises proposed to be constructed contain not less than 75,000 square feet; and (iii) the total square footage of all ExpansionPremises previously added to the Premises in connection with any prior exercise by Tenant of the Expansion Option when combined with the total square footage proposed to be constructed pursuant to the then-applicable exercise of the Expansion Option shall not exceed 150,000 square feet in the aggregate (it being acknowledged by Tenant that the maximum aggregate square footage contained in all expansions of the Premises pursuant to the Expansion Option created hereby shall in no event exceed the lesser of 150,000or the maximum square feet permitted as a matter of right under zoning or other applicable laws.

27.11. Annual Base Rent for Initial
Premises During Expansion Premises Term.Should the term of the Initial Premises be extended pursuant to Section 27.8 above as a result of the construction of Expansion Premises, the annual Base Rent for the Initial Premises during the Expansion Premises Term shall be payable as prescribed by the provisions of
Section 2.2 above.

27.12. Annual Base Rent for Expansion Premises. The Annual Base Rent for any Expansion Premises ("Expansion Premises Base Rent") constructed and leased pursuant to this Section 27 shall be paid on the same terms and conditions as Base Rent as due and payable under the terms of this lease for the Initial Premises; provided however, that the Annual Base Rent for the first Lease Year of the Expansion Premises Term of any Expansion Premises shall be an amount equal to the product of (1) the Total Project Costs (defined below) multiplied by (2) the sum of (a) the ten (10) year U.S.Treasury bill rate in effect on the Expansion Premises Occupancy Date plus (b) 600 basis points (that is, 6%) (the "Initial Expansion Premises Base Rent"). Commencing on the first (1st) anniversary of the Expansion Premises Occupancy Date and continuing through the Expansion Premises Term, the Annual Base Rent for the Expansion Premises shall be the product of multiplying (i) the Expansion Premises Base Rent payable for the precedi ng Lease Year by (ii) the CPI Increase during the preceding Lease Year; provided, however, in no year shall the CPI Increase exceed two percent (2%) of the Base Rent for the preceding Expansion Premises Term Lease Year. The Expansion Amendment shall provide that the Annual Base Rent due and payable thereunder shall initially be the sum of (aa) the Annual Base Rent in effect under this Lease with respect to the Initial Premises,as of the then applicable Expansion Premises Occupancy Date and (bb)the Annual Initial Expansion Premises Base Rent for the then applicable Expansion Premises, but in each instance subject to those increases in Annual Base Rent provided in this Lease (with respect to the Initial Premises and in this Section 27.12 with respect to the then applicable Expansion Premises). For purposes of this Section 27.12, Total Project Costs will be equal to the sum of the following:

        (a) All actual so called "hard" costs of planning, designing and constructing the Expansion Premises pursuant to the Expansion Documents including, without limitation, (i) all cabling costs and (ii) the cost of all materials, labor, equipment, hoisting, insurance, taxes and permits (all of which shall be documented and verifiable); (b) The cost of any change order to which Landlord and Tenant (or their respective representatives) haveagreed in writing in connection with the Expansion Premises; (c) All actual so called reasonable "soft"costs in connection with planning, design and construction of the Expansion Premises, including, without limitation, all architects, engineers and design fees, all fees and costs relating thereto and all other consulting fees and costs but specifically excluding financing costs; (d) The actual costs of all general conditions in connection with the construction of the Expansion Premises; and

        (e) A fee equal to 5% of all of the costs described in the foregoing clauses (a), (b), (c) and (d), which fee will be lieu of overhead and profit, any construction management fees, or any other fees to Landlord. All of the aforesaid costs will also include, without limitation, the aggregate of all interest costs actually incurred Landlord or General Contractor, arising in connection with any result of delays caused by Tenant and any and all enforceable payment obligations under those contracts or modifications to contracts entered into by Landlord or its subcontractors,which are necessary to effectuate the work or a specific change order. The Expansion Premises will automatically become the property of Landlord and become part of the Building immediately upon construction.

        28. PILOT Arrangement. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant agree as follows:
         28.1.1. Landlord agrees that, as a condition to the effectiveness of this Lease, it will negotiate and implement a payment-in-lieu-of-tax arrangement (the "PILOT Arrangement") with The Industrial Development Board of The City of Springfield, Tennessee (the "IDB") under which:

                                28.1.1.1. The IDB will hold title to the
Premises and enter into a lease of the Premises from the IDB providing that,for a term of 20 years beginning with Tenant's occupancy of the Premises, no ad valorem property taxes will be owed to Robertson County, Tennessee (the "County") with respect to the Premises and the Landlord will be obligated to make payments-in-lieu-of-taxes ("PILOTs") with respect to the Premises during such 20-year period to the County in amounts equal to the applicable percentage setforth below multiplied by the ad valorem property taxes that would otherwise be owed with respect to the Premises if the Premises were owned by Landlord rather than by the IDB:
                        Years 1 through 5 --------- 0%
                        Year  6           --------- 20%
                        Year  7           --------- 40%
                        Years 8 through 20 -------- 60%

28.1.1.2. As required under the PILOT Arrangement, Tenant will convey to the IDB title to all of Tenant's personal property used on the Premises (the "Personalty") and enter into a lease of the Personalty from the IDB providing that, for a term of 20 years beginning with Tenant's occupancy of the Premises, no ad valorem property taxes will be owed to the County with respect to the Personalty and the Tenant will be obligated to make PILOTs with respect to the Equipment during such 20-year period to the County in amounts equal to the applicable percentage set forth below multiplied by the ad valorem property taxes that would otherwise be owed with respect to the Personalty if the Personalty were owned by the Tenant rather than the IDB:

                        Years 1 through 5 ---------- 0%
                        Year  6            --------- 20%
                        Year  7            --------- 40%
                        Years 8 through 20 --------- 60%

        28.2. In the event the PILOT Arrangement will not have been implemented (including all necessary municipal and county approvals) either by reason of the IDB's failure to approve same consistent with Section 28.1.1 above or otherwise on terms and under documentation reasonably acceptable to Tenant, or by reason of Landlord's failure to approve the terms thereof, which approval shall not be unreasonably withheld, by April 1, 2006, then (i) Landlord shall have no further obligation to pursue or accept the PILOT Arrangement pursuant to Section 28 of this Lease and (ii) Tenant shall have the right, at its election, to either terminate this Lease by providing written notice of such termination to Landlord by not later than April 15, 2006 and, upon such termination, neither party shall have any further obligations to the other hereunder (subject to Tenant's obligations under Section 20 above) or, waive the failure of the PILOT Arrangement to have been implemented (such waiver shall be deemed to have been effectuated if Tenant fails to give the written notice of termination by April 15, 2006, as provided above) and in such event, the provisions of this Section 28 shall be of no f orce or effect and this Lease shall otherwise continue in full force and effect fully and enforceable in accordance with its terms.

        28.3. Tenant agrees to use commercially reasonable efforts and to cooperate in good faith with Landlord in connection with Landlord's undertaking to cause the PILOT Arrangement to be implemented, and to take such actions as are reasonably required by Landlord and/or the IDB to implement the PILOT Arrangement, and to further execute such documentation as is customarily and reasonably required by the IDB in connection with the formation or implementation of the PILOT Arrangement.

        28.4. Landlord agrees that it will be liable for all costs and expenses in connection with the negotiation and implementation of the PILOT
Arrangement, and so long as Tenant has reasonably cooperated with Landlord and the IDB in good faith, all reasonable out of pocket costs and expenses incurred by Tenant in connection with the PILOT Arrangement in the event that Tenant terminates this Lease pursuant to Section 28.2 above. 28.5. Tenant acknowledges and agrees that (i) any PILOTs payable by Landlord with respect to the Premises shall constitute "Taxes" within the meaning of Section 3.1.2 herein for which Tenant is obligated to reimburse Landlord and (ii) Tenant shall be solely responsible for the payment of PILOTs with respect to the Personalty.




[Signature Page Follows]

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

First Industrial, LP, a Delaware limited partnership


By:
Its:

TENANT:

R & B Distribution, Inc., a Pennsylvania corporation


By:
Its:

Landlord's Addresses for Notices:     Tenant's Addresses for Notices:
First Industrial Realty Trust, Inc.           3400 East Walnut Street
311 South Wacker Drive, Suite 4000            Colmar, PA 18915
Chicago, Illinois  60606                      Attn: General Counsel
Attn: Executive Vice President-Operations

With a copy to:                           With a copy to:

First Industrial Realty Trust, Inc.          Blank Rome LLP
1420 Donelson Pike, B-17                     One Logan Square
Nashville, TN 37217                          Philadelphia, PA 19103
Attn:  Steve Preston                         Attn: Gary Goldenberg

With a copy to:

Waller Lansden Dortch & Davis
511 Union Street
Suite 2700
Nashville, Tennessee 37219
Attn:  Matthew T. Harris


EXHIBIT A
Premises
ATTACH APPROPRIATE LEGAL DESCRIPTION

LEASE EXHIBIT B
TENANT OPERATIONS INQUIRY FORM
1. Name of Company/Contact Mr. Fred Friso

2. Address/Phone  3400 E. Walnut Street, Colmer, PA 18915___________________
3. Provide a brief description of your business and operations: light assembly and warehousing of automotive parts
_______________________________________________________________________________
4. Will you be required to make filings and notices or obtain permits required by Federal and/or State regulations for the operations at the proposed facility? Specifically:
        a. SARA Title III Section 312 (Tier II) reports YES (> 10,000lbs. of hazardous materials STORED at any one time)
        b. SARA Title III Section 313 (Tier III) Form R reports YES (> 10,000lbs. of hazardous materials USED per year)
        c. NPDES or SPDES Stormwater Discharge permit YES (answer "No" if "No-Exposure Certification" filed)
        d. EPA Hazardous Waste Generator ID Number YES

5. Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

Chemical/Waste
Approximate Annual Quantity Used or Generated
Storage Container(s)
(i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)
None


LEASE EXHIBIT C
LANDLORD'S WORK

Prior to the Commencement Date, Landlord, at its sole cost and expense, will a) deliver all existing HVAC, mechanical systems and dock equipment in good operating condition and repair, (b)remove the existing floor mounted crane from the Premises and (c) deliver the Premises in broom clean condition (as defined in Lease Exhibit E hereof). In addition, upon the taking of occupancy of the Initial Premises by Tenant, Landlord shall remit to Tenant after all contingencies to the parties' obligations in Section 28 have been (i) satisfied in full or (ii) waived in writing by both Landlord and Tenant the sum of $134,127.00 ("Tenant Improvement Allowance")to be utilized by Tenant to perform alterations and other improvements to the Premises. Any and all improvements or alterations undertaken by Tenant shall be considered "Alterations" for all purposes as referenced by Section 11 of this Lease subject to the terms, conditions and limitations of Section 11 hereof.


LEASE EXHIBIT D
CONFIRMATION OF COMMENCEMENT DATE
[Date]
[Tenant's Name and Address]

RE: [Describe lease, by title and date (the "Lease"); name Landlord and Tenant] Dear [Name of Contact Person at Tenant]: This letter shall confirm that the Commencement Date for the above-referenced Lease is March 1, 2006.
        RB Distribution, inc., as Tenant, hereby acknowledges the following:(i) Tenant is in possession of the Premises (as defined in the Lease); (ii) the Lease is in full force and effect; (iii) Landlord is not in default under the Lease; and (iv) possession of the Premises is accepted by Tenant as having been delivered in accordance with the terms and conditions of the Lease. Our records indicate the following information for the 268,253 square feet of space:
Commencement Date:
[March 1, 2006]
Base Rent Commencement Date:
[March 1, 2006]
Next Monthly Base Rent Due:
                                [March 1, 2006]
Operating Expense Commencement Date:
[March 1, 2006]
Lease Expiration Date:
[February 28, 2016]

Please sign two (2) copies of this letter in the space provided below acknowledging your agreement with the above and return them to me at my office. I suggest you attach a copy of this letter to your copy of the Lease. Thank you again for your cooperation and assistance regarding this matter. Please contact me at any time should you have questions regarding the lease, building, or any related manner.
Sincerely,
Acknowledged and Agreed to this ___ day of __________________, 20____

Property Manager
RB Distribution, Inc.

By:
Title:




LEASE EXHIBIT E
Broom Clean Condition and Repair Requirements

* All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.
* All truck doors and dock levelers should be serviced and placed in good operating order (including, but not limited to, overhead door springs, rollers, tracks and motorized door operator). This would include the necessary (a) replacement of any dented truck door panels, broken panels and cracked lumber, and (b) adjustment of door tension to insure proper operation. All door panels that are replaced shall be painted to match the building standard. * All structural steel columns in the warehouse and office should be inspected for damage, and must be repaired. Repairs of this nature shall be pre-approved by the Landlord prior to implementation. * HVAC system shall be in good working order, including the necessary replacement of any parts to return the unit to a well-maintained condition. This includes, but is not limited to, filters, thermostats, warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition of the HVAC system. * All holes in the sheet rock walls shall be repaired prior to move-out. All walls shall be clean.
* The carpets and vinyl tiles shall be in a clean condition and shall not have any holes or chips in them. Flooring shall be free of excessive dust, dirt, grease, oil and stains. Cracks in concrete and asphalt shall be acceptable as long as they are ordinary wear and tear, and are not the result of misuse. * Facilities shall be returned in a clean condition, including, but not limited to, the cleaning of the coffee bar, restroom areas, windows, and other portions of the Premises. * There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/equipment is removed, the electrical lines shall be properly terminated at the nearest junction box. * All exterior windows with cracks or breakage shall be replaced. All windows shall be clean.
* Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.
* All mechanical and electrical systems shall be left in a safe condition that confirms to code. Bare wires and dangerous installations shall be corrected to Landlord's reasonable satisfaction. * All plumbing fixtures shall be in good working order, including, but not limited to, the water heater. Faucets and toilets shall not leak. * All dock bumpers shall be left in place and well-secured.
* Drop grid ceiling shall be free of excessive dust from lack of changing filters. No ceiling tiles may be missing or damaged. * All trash shall be removed from both inside and outside of the building. * All signs in front of building and on glass entry door and rear door shall be removed.


LEASE EXHIBIT F


None


LEASE EXHIBIT G
Guaranty


GUARANTY OF LEASE
        GUARANTY OF LEASE (this "Guaranty") made as of January ________, 2006, by R&B, INC., a(n) Pennsylvania corporation, with an address at 3400 East
Walnut Street, Colmar, PA, 18915 ("Guarantor"), to FIRST INDUSTRIAL, LP, a(n) Delaware limited partnership, having an office at c/o First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606,
Attn: Executive Vice President-Operations ("Landlord").

W I T N E S S E T H :
        WHEREAS:
               1. Landlord has been requested by RB Distribution, Inc., a(n)
                Pennsylvania corporation, with an office at 3400 East Walnut Street, Colmar, Pennsylvania 18915 ("Tenant"), to enter into an Industrial Building Lease dated as of the date hereof (the
                "Lease"), whereby Landlord would lease to Tenant, and Tenant would rent from Landlord, that certain Premises (as such term is defined in the Lease) located at 3150 Barry Drive, Portland,
                Tennessee. 2. Tenant is a wholly-owned subsidiary of Guarantor.
               3. Guarantor acknowledges that Landlord would not enter into the
                Lease unless this Guaranty accompanied the execution and delivery of the Lease.
               4. Guarantor hereby acknowledges receipt of a copy of the Lease. NOW, THEREFORE, in consideration of the execution and delivery of the
Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:
        29. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.
        30. COVENANTS OF GUARANTOR.
                30.1. Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety:(i) the full and prompt payment of all Base Rent and AdditionalRent and all other rent, sums and charges of every type and nature payable by Tenant under the Lease, and (ii)the full, timely and complete performance of all covenants, terms, conditions, obligations and agreements to be performed by Tenant under the Lease (all of the obligations described in clauses (i)and (ii), collectively, the "Obligations"). If Tenant defaults under the Lease and such default continues after delivery of any required notice and the expiration of any cure period, as are imposed under the Lease, Guarantor will, without notice or demand (subject to Tenants applicable grace periods set forth in the Lease), promptly pay and perform all of the Obligations,and pay to Landlord, when and as due, all Base Rent and Additional Rent payable by Tenant under the Lease, together with all proven damage s, costs and expenses to which Landlord is entitled pursuant to any or all of the Lease, this Guaranty and applicable Laws.
                30.2. Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an "Action") commenced by Landlord against Guarantor to collect Base Rentand Additional Rent and any other rent, sums and charges due under the Lease for any month or months shall not prejudice in anyway Landlord's rights to collect any such amounts due for any subsequent month or months throughout the Term inany subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon either or both of the Lease and any of the Obligations, (iii) Landlord may seek and obtain recovery against Guarantor inan Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under the Lease, and (iv) Guarantor will be conclusively bound by a judgment entered in any Action in favor of Landlord against Tenant,as if Guarantor were a party to such Action, irrespective of whether or notGuarantor is entered as a party or participates in such Action.
                30.3. Any default or failure by the Guarantor to perform any of its Obligations under thisGuaranty shall be deemed an immediate default by Tenant under the Lease.
        31. GUARANTOR'S OBLIGATIONSUNCONDITIONAL.
                31.1. This Guaranty is, subject to the terms hereof,an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant in accordance with its terms, and without the necessity of any notice of nonpayment, nonperformance or nonobservance on the part of Tenant,or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance.The obligations of Guarantor hereunder are independent of the obligations of Tenant.
        31.2.If the Lease is renewed, or the Term extended, for any period beyond the Expiration Date, either pursuant to any option granted under the Lease or otherwise, or if Tenant holds over beyond the Expiration Date, the obligations of Guarantor hereunder shall extend and apply to the full and faithful performance and observance of all of the Obligations under the Lease accruing during any renewal,extension or holdover period.
                31.3. This Guaranty is a continuingguarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same), (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii)Landlord's failure or delay to assert any claim or demand or to enforce any of its rights against Tenant, (iv) any extension of time that may be granted by Landlord to Tenant, (v)any assignment or transfer of all of any part of Tenant's interest under the Lease (whetherby Tenant, by operation of law, or otherwise), (vi)any subletting, concession, franchising, licensing or permitting of the Premises, (vii) any changed or different use of the Premises,
                (viii) any other dealings or matters occurring between Landlord and Tenant, (ix) the taking b y Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from other persons or entities, (x) the release by Landlord of any other guarantor, (xi) Landlord's release of any security provided under the Lease, or (xii)Landlord's failure to perfect any landlord's lien or other lien or security interestavailable under applicable Laws. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord's taking or entering into any or all of the foregoing actions or omissions.
                31.4. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of theLease or by relief of Tenant from any of Tenant's obligations under the Lease or otherwise by (i)the release or discharge of Tenant in any state or federal creditors' proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present orfuture provision of the United States Bankruptcy Code (11 U.S.C. 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or othe r termination of the Lease in any such proceeding. This Guaranty shall continue to be effective if at any time the payment of any amount due under the Lease or this Guaranty is rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise,all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

32. WAIVERS OF GUARANTOR.
                32.1. Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty and notice of dishonor, (ii)notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of Base Rent and Additional Rent or other rent, charges or amounts, or of any other defaults by Tenant under the Lease, (iv) all other notices, demands and protests,and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 32, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect,secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto,or exhaust any right or take any action against Tenant or any collateral, and (vi)the benefit of any statute of limitations affe cting Guarantor's liability under this Guaranty.
                32.2. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH: THIS GUARANTY; THE LEASE; ANY LIABILITY OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES AND/OR THE PROPERTY; ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE, THE PREMISES AND/OR THE PROPERTY; ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES AND/OR THE PROPERTY. GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY. GUARANTOR SHALL NOT BE ENTITLED TO MAKE, AND HEREBY WAIVES, ANY AND ALL DEFENSES AGAINST ANY CLAIM ASSERTED BY LANDLORD OR IN ANY SUIT OR ACTION INSTITUTED BY LANDLORD TO ENFORCE THIS GUARANTY OR THE LEASE. IN ADDITION, GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THESAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS, SUBJECT TO ITS TERMS, PRIMARY AND UNCONDITIONAL.
        33. SUBROGATION. Guarantor shall not be subrogated, and hereby waives and disclaims any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in either or both of the Premises and the Property, which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall hold such amount in trust forLandlord and shall pay such amount to Landlord immediately following receipt by Guarantor, to be applied against the Obligations. Guarantor hereby subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to t he Obligations of Tenant to Landlord under the Lease.
        34. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:
                34.1 Guarantor is a Pennsylvania corporation; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or condition.
                34.2. The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws or any contractual restriction binding on or affecting Guarantor or any of its properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.
                34.3. There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court orother governmental authority or any arbitrator that may materially adversely affect Guarantor's ability to perform its obligations under this Guaranty.
                34.4. Guarantor's principal place of business is 3400 East Walnut Street, Colmar, PA, 18915.
        35. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall begiven as provided in the Lease, as follows: 35.1. if to Guarantor at Guarantor's address set forth on the first page of this Guaranty, Attention: General Counsel; and

35.2. if to Landlord, at Landlord's address set forth on the signature page of the Lease (with a copy to Landlord's attorney as also set forth on the signature page to the Lease); or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 35.

         36. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The undersigned hereby consents and submits to the jurisdiction of the courts of the state in which the Premises islocated and the federal courts sitting in such state and shall be subject toservice of process in such state with respect to any dispute there arising, directly or indirectly, out of this Guaranty agrees to join Landlord in any petition for removal to either such court. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdictionand perfect service of process as permitted by applicable law.

        37. MISCELLANEOUS.

        37.1. Guarantor further agrees that Landlord, without notice, may assign this Guaranty as part of the Lease inaccordance with the applicable provisions of the Lease in whole or in part. If Landlord disposes of its interest in the Lease, "Landlord," as used in this Guaranty, shall mean Landlord's successors and assigns. This Guaranty may not be assigned by Guarantor.
                37.2. Guarantor shall, from time to time within ten (10) business days after receipt of Landlord's request, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Such certificate may be relied upon by any prospective purchaser, lessor or lender of all or a portion of the Premises and/or Property. 37.3. If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent. 37.4. The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its heirs, successors, legal representatives and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor. 37.5. Whenever the words "include", "includes", or "including"are used in this Guaranty, they shall be deemed to be followed by the words "without limitation", and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon,custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.
                37.6. Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.
                37.7. The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the state in which the Premises is located, withoutgiving effect to the principles of conflicts of law. 37.8. The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the Obligations of Guarantor hereunder.
                37.9. Guarantor shall deliver to Landlord, upon request by Landlord, publicly available financial statements for Guarantor prepared by an independent public accountant in the ordinary course of the business and in accordance withGenerally Accepted Accounting Practices (GAAP).
[Signature Page to Follow]

       IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

                                   R&B, INC.,
                                   a(n) Pennsylvania corporation


                                   By:
                                   Name
                                   Its: